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                                                                    EXHIBIT 23.1




                        CONSENT OF ERNST AND YOUNG, LLP,
                              INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the registration of 100,000 shares of common stock with respect to the Metrobank 1982 Stock Option Plan, of our report dated January 17, 1995, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



December 18, 1995                               /s/ Ernst & Young, LLP.





















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